EXHIBIT 11
                                  ----------

                    CANANDAIGUA BRANDS, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                      (in thousands, except per share data)


                                          For the Nine Months Ended November 30,
                                         ---------------------------------------
                                               1998                  1997
                                         -----------------     -----------------
                                          Basic    Diluted      Basic    Diluted
                                         -------   -------     -------   -------
Income applicable to common shares       $49,037   $49,037     $40,022   $40,022
Adjustments                                 --        --          --        --
                                         -------   -------     -------   -------
Income applicable to common shares       $49,037   $49,037     $40,022   $40,022
                                         -------   -------     -------   -------
Shares:
Weighted average common shares
  outstanding                             18,412    18,412      18,663    18,663
Adjustments:
  Stock options                             --         469        --         391
                                         -------   -------     -------   -------
Adjusted weighted average common
  shares outstanding                      18,412    18,881      18,663    19,054
                                         -------   -------     -------   -------
Earnings per common share                $  2.66   $  2.60     $  2.14   $  2.10
                                         =======   =======     =======   =======


                                         For the Three Months Ended November 30,
                                         ---------------------------------------
                                               1998                  1997
                                         -----------------     -----------------
                                          Basic    Diluted      Basic    Diluted
                                         -------   -------     -------   -------
Income applicable to common shares       $19,650   $19,650     $17,611   $17,611
Adjustments                                 --        --          --        --
                                         -------   -------     -------   -------
Income applicable to common shares       $19,650   $19,650     $17,611   $17,611
                                         -------   -------     -------   -------
Shares:
Weighted average common shares
  outstanding                             17,892    17,892      18,659    18,659
Adjustments:
  Stock options                             --         433        --         522
                                         -------   -------     -------   -------
Adjusted weighted average common
  shares outstanding                      17,892    18,325      18,659    19,181
                                         -------   -------     -------   -------
Earnings per common share                $  1.10   $  1.07     $  0.94   $  0.92
                                         =======   =======     =======   =======